Exhibit 99.1

News Release

PartnerRe Ltd. Reports Fourth Quarter and Full Year 2009 Results

•	Fourth Quarter Operating Earnings per share of $3.87; Net Income per share of $4.25

•	Fourth Quarter Annualized Operating ROE of 22.3%; Annualized Net Income ROE of 24.4%

•	Full Year Operating Earnings per share of $14.59; Net Income per share of $23.51

•	Full Year Operating ROE of 22.3%; Net Income ROE of 37.5%

•	Book Value of $84.51 per share, up 32% year over year

PEMBROKE, Bermuda, February 10, 2010 — PartnerRe Ltd. (NYSE:PRE) today reported net income of $354.4 million, or $4.25 per share on a fully diluted basis for the fourth quarter of 2009. Net income includes net after-tax realized and unrealized gains on investments of $17.6 million, or $0.22 per share. Net income for the fourth quarter of 2008 was $95.3 million, or $1.53 per share on a fully diluted basis, including net after-tax realized and unrealized gains on investments of $37.6 million, or $0.67 per share. Operating earnings for the fourth quarter of 2009 were $315.0 million, or $3.87 per share on a fully diluted basis. This compares to operating earnings of $53.9 million, or $0.95 per share, for the fourth quarter of 2008.

For the year ended December 31, 2009, net income was $1.5 billion, or $23.51 per share. Net income includes net after-tax realized and unrealized gains on investments of $497.0 million, or $7.78 per share, as well as a net after-tax gain of $57.0 million, or $0.89 per share, from the purchase of approximately 75% of the Company’s outstanding Capital Efficient Notes (CENts) in the first quarter of 2009. Operating earnings were $932.1 million, or $14.59 per share. Net income for the full year of 2008 was $46.6 million, or $0.22 per share. This net income included net after-tax realized and unrealized losses on investments of $453.6 million, or $8.15 per share. Operating earnings for the full year of 2008 were $469.3 million, or $8.43 per share.

Operating earnings exclude after-tax net realized and unrealized investment gains and losses, after-tax net realized gain on the purchase of the CENts and after-tax interest in results of equity investments, and are calculated after payment of preferred dividends. All references to per share amounts in the text of this press release are on a fully diluted basis.

Commenting on the 2009 results, PartnerRe President & Chief Executive Officer Patrick Thiele said, “We had an exceptional year in 2009, achieving an operating return on beginning equity of 22% and GAAP book value per share growth of 32%. The Company also recently announced a 6% increase in the annual common dividend per share, marking the 17th consecutive year the Company has increased its dividend since inception. These results form part of PartnerRe’s long track record of success, which has seen the Company grow its

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

GAAP book value per share plus dividends at a compounded rate of 13% over the last 5 years.”

Summary unaudited consolidated financial data for the period is set out below.

U.S.$ thousands (except per share amounts and ratios)	Three months ended December 31		Year ended December 31
	2009	2008	2009	2008
Net Premiums Written	$904,440	$752,408	$3,948,704	$3,989,435
Net Premiums Earned	$1,336,555	$984,272	$4,119,825	$3,928,024
Non-life Combined Ratio	80.3%	102.2%	81.8%	94.1%
Net Income	$354,360	$95,290	$1,536,854	$46,567
Net Income per share (a)	$4.25	$1.53	$23.51	$0.22
Operating Earnings (a)	$315,049	$53,931	$932,146	$469,304
Operating Earnings per share (a)	$3.87	$0.95	$14.59	$8.43

(a)	Net income/loss per share is defined as net income/loss available to common shareholders divided by the weighted average number of fully diluted shares outstanding for the period. Net income/loss available to common shareholders is defined as net income/loss less preferred dividends. Operating earnings is defined as net income/loss available to common shareholders excluding after-tax net realized and unrealized gains/losses on investments, after-tax net realized gain on the purchase of the CENts and after-tax interest in earnings/losses of equity investments. Operating earnings per share is defined as operating earnings divided by the weighted average number of fully diluted shares outstanding for the period.

Net premiums written for the fourth quarter of 2009 were $904.4 million, compared to $752.4 million in the fourth quarter of 2008. Total revenues for the fourth quarter of 2009 were $1.5 billion, compared to $1.2 billion in the fourth quarter of 2008, and included $1.3 billion of net premiums earned, up 36% from the fourth quarter of 2008; net investment income of $182.0 million – an increase of 26% over the fourth quarter of 2008; and pre-tax net realized and unrealized investment gains of $25.1 million as compared to pre-tax net realized and unrealized investment gains of $64.0 million for the fourth quarter of 2008.

For the full year of 2009, net premiums written were $3.9 billion, essentially flat with 2008. Total revenues for the full year of 2009 were $5.4 billion, including $4.1 billion of net premiums earned, net investment income of $596.1 million, pre-tax net realized and unrealized investment gains of $591.7 million and a pre-tax gain of $88.4 million from the purchase of the CENts. Total revenues for the same period in 2008 were $4.0 billion,

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

including $3.9 billion of net premiums earned, net investment income of $573.0 million, and pre-tax net realized and unrealized investment losses of $531.4 million.

As previously announced, during the fourth quarter of 2009, the Company completed its acquisition of PARIS RE. During the fourth quarter, the Company issued 24.2 million shares to complete the acquisition. PARIS RE’s results have been included in the Company’s financial statements from October 2, 2009, the date of acquisition, and its technical results are reported as a separate Non-life sub-segment. Certain pro-forma comparative data for PARIS RE can be found in the Company’s fourth quarter 2009 Financial Supplement which is posted on PartnerRe’s website at www.partnerre.com.

Results by Segment

The Non-life segment reported net premiums written of $747 million for the fourth quarter of 2009, up 20% from the same period in 2008, primarily due to the inclusion of PARIS RE’s net premiums written in the fourth quarter of 2009. The combined ratio for the fourth quarter of 2009 was 80.3%, compared to the previous year’s fourth quarter combined ratio of 102.2%, which included the impact of the change in the Company’s estimate of claims from Hurricane Ike totalling 14 points, as well as the impact of the Company’s re-evaluation of the loss potential in its credit and surety line. The Non-life technical result was $314 million for the fourth quarter of 2009 (including a $58 million contribution from the PARIS RE sub-segment), compared to $37 million for the prior year period. For the full year, Non-life net premiums written were $3.4 billion, essentially flat with 2008. The full year technical result was $895 million, compared to $426 million for the same period in 2008. The combined ratio for the full year of 2009 was 81.8%, compared to the full year 2008 combined ratio of 94.1%, which included 9 points related to Hurricane Ike.

The U.S. business, which represented 25% of total net premiums written for the quarter, reported net premiums written of $229 million for the fourth quarter of 2009, essentially flat with the prior year’s fourth quarter. Net premiums earned were $291 million in the fourth quarter of 2009, up 12% from the same period in 2008. The technical ratio for this sub-segment was 82.4% for the fourth quarter of 2009, compared to the prior year’s fourth quarter technical ratio of 101.8%, which included 16 points related to the change in the Company’s estimate of claims from Hurricane Ike. The technical result for the fourth quarter of 2009 was $51 million, compared to a loss of $4 million for the same period in 2008. For the full year of 2009, net premiums written were $1.1 billion, flat with the full year of 2008. The full year technical ratio was 85.6%, compared to the prior year’s technical ratio of 98.6%, which included 5 points related to Hurricane Ike. The technical result for the full year was $159 million compared to $15 million in 2008.

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

The Global (Non-U.S.) P&C business, which represented 12% of total net premiums written for the quarter, reported net premiums written of $103 million for the fourth quarter of 2009, compared to $123 million for the same period in 2008. Net premiums earned during the quarter were $190 million, compared to $215 million in the fourth quarter of 2008. The technical ratio for this sub-segment was 77.0% for the fourth quarter of 2009 compared to 80.4% for the same period in 2008. The technical result for the fourth quarter of 2009 was $44 million, compared to $42 million for the same period in 2008. For the full year of 2009, net premiums written were $644 million, compared to $765 for the full year of 2008. The full year technical ratio was 75.7%, compared to 81.8% in 2008. The technical result for the full year of 2009 was $162 million compared to $145 million in 2008.

The Global (Non-U.S.) Specialty business, which represented 25% of total net premiums written for the quarter, reported net premiums written of $225 million for the fourth quarter of 2009, compared to $251 million for the fourth quarter of 2008. Net premiums earned were $263 million for the quarter, compared to $266 million in the fourth quarter of 2008. This sub-segment’s technical ratio for the quarter was 78.0% compared to 122.1% for the fourth quarter of 2008. The fourth quarter 2008 technical ratio includes the impact of the change in the Company’s estimate of claims from Hurricane Ike totalling 16 points, as well as the impact of the Company’s re-evaluation of its exposures in the credit and surety line. The technical result for the fourth quarter of 2009 was $58 million, compared to a loss of $59 million for the same period in 2008. For the full year of 2009, net premiums written were $1.1 billion, flat with 2008. The full year technical ratio was 86.1%, compared to the 2008 full year technical ratio of 95.8%, which included 6 points related to Hurricane Ike. The technical result for the full year of 2009 was $144 million, compared to $44 million in 2008.

The Catastrophe business, which represented approximately 1% of total net premiums written for the quarter, reported net premiums written of $12 million for the fourth quarter of 2009, compared to $23 million for the prior year period. Net premiums earned were $115 million for the fourth quarter of 2009, compared to $102 million in the same period in 2008. This sub-segment’s technical ratio for the fourth quarter of 2009 was 10.7%, compared with the fourth quarter of 2008 technical ratio of 42.8%, which included 34 points related to the change in the Company’s estimate of claims from Hurricane Ike. The technical result for the fourth quarter of 2009 was $103 million, compared to $58 million for the same period in 2008. For the full year of 2009, net premiums written were $388 million, compared to $413 million for the full year of 2008. The full year technical ratio was 8.3%, compared with the full year of 2008 technical ratio of 45.0%, which included 45 points related to Hurricane Ike. The technical result for the full year was $372 million in 2009 compared to $222 million in 2008.

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

The PARIS RE business, which represented approximately 20% of total net premiums written for the quarter, reported net written premiums of $178 million for the fourth quarter of 2009. Net premiums earned were $312 million for the fourth quarter, while the technical ratio was 81.4%. The technical result for the fourth quarter of 2009 was $58 million.

The Life segment, which represented 17% of total net premiums written for the quarter, reported net premiums written of $157 million for the fourth quarter of 2009, compared to $131 million in the fourth quarter of 2008. The allocated underwriting result was $10 million for the quarter, compared to a loss of $4 million in the fourth quarter of 2008. For the full year of 2009, net premiums written increased 2% to $591 million, with an allocated underwriting result of $51 million, compared to $17 million for the full year of 2008.

The Company’s capital markets and investment activities are reported under the heading of “Corporate and Other”. Within Corporate and Other, capital markets and investment activities contributed $165 million to pre-tax operating income in the fourth quarter and $537 million to pre-tax operating income for the full year (exclusive of Life investment income), as compared to $130 million and $497 million in 2008, respectively. Separately, with the Company reporting changes in the unrealized market values of invested assets and funds held—directly managed assets in net income, capital markets and investment activities contributed pre-tax non-operating gains of $39 million and $607 million in the fourth quarter and full year of 2009, respectively, compared to pre-tax non-operating gains of $59 million and losses of $536 million, respectively, in the fourth quarter and full year 2008.

Balance Sheet Items

At December 31, 2009, total assets were $23.7 billion as compared to $16.3 billion at December 31, 2008, with the increases in most line items primarily due to the inclusion of PARIS RE at December 31, 2009. Over the trailing 12 month period, total investments, cash and funds held—directly managed increased 55% to $18.2 billion at December 31, 2009. Gross Non-life loss and loss expense reserves were $10.8 billion at December 31, 2009, and included $3.4 billion of PARIS RE’s Non-life loss and loss expense reserves, compared to $7.5 billion at December 31, 2008. During the fourth quarter of 2009, the Company’s estimate of Non-life reserves for prior accident years was reduced by $120 million due to favorable development. The overall fourth quarter prior year reserve development in the Non-life segment includes net favorable development of $48 million in the U.S. sub-segment, $20 million in the Global (Non-U.S.) P&C sub-segment, $41 million in the Global (Non-U.S.) Specialty sub-segment, and $11 million in the Catastrophe sub-segment. In the fourth quarter of 2008, Non-life reserves for prior years developed favorably by $68 million.

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

Policy benefits for life and annuity contracts increased by 13% to $1.6 billion at December 31, 2009. During the fourth quarter of 2009, the Company’s estimate of Life reserves for prior years developed favorably by $5 million, while there was $14 million adverse development on prior estimates in the fourth quarter of 2008.

At December 31, 2009, total capital was $8.0 billion and total shareholders’ equity was $7.6 billion, both of which include approximately $2.0 billion of new shares issued as part of the acquisition of PARIS RE. This compares to total capital of $4.9 billion, and total shareholders’ equity of $4.2 billion at December 31, 2008. Book value per common share at December 31, 2009 was $84.51 on a fully diluted basis compared to $63.95 per diluted share at December 31, 2008.

For additional information, the Company has posted a fourth quarter 2009 financial supplement on its website www.partnerre.com in the Investor Relations section on the Financial Reports page under Supplementary Financial Data.

Commentary and Outlook

Mr. Thiele said, “Our performance at the January 1, 2010 renewals confirmed an environment of stability for reinsurance market in total, and we expect that environment to continue for the remainder of the year.”

“The acquisition of PARIS RE means we are a larger and stronger Company with an attractively priced, balanced portfolio of risks. This, together with our strong market position and active capital allocation, will hold us in good stead through 2010. Barring any unusually large loss events in the year, we expect to achieve our financial goals.”

The Company uses operating earnings, diluted operating earnings per share and annualized operating return on beginning common shareholders’ equity (as adjusted in the fourth quarter of 2009 to include the equity issued in relation to the acquisition of PARIS RE) to measure performance, as these measures focus on the underlying fundamentals of our operations without the impact of after-tax net realized and unrealized gains/losses on investments, after-tax net realized gain on the purchase of the CENts, and the after-tax interest in earnings/losses of equity investments, where the Company does not control the investee companies’ activities. The Company uses technical ratio and technical result as measures of underwriting performance. The technical ratio is defined as the sum of the loss and acquisition ratios. These metrics exclude other operating expenses. The Company also uses combined ratio to measure results for the Non-life segment. The combined ratio is the

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

sum of the technical and other operating expense ratios. The Company uses total capital, which is defined as total shareholders’ equity, long-term debt, senior notes and capital efficient notes, to manage the capital structure of the Company.

PartnerRe is a leading global reinsurer, providing multi-line reinsurance to insurance companies. The Company through its wholly owned subsidiaries also offers alternative risk products that include weather and credit protection to financial, industrial and service companies. Risks reinsured include property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering, energy, marine, specialty property, specialty casualty, other lines, life/annuity and health, and alternative risk products. For the year ended December 31, 2009, total revenues were $5.4 billion, and at December 31, 2009 total assets were $23.7 billion, total capital was $8.0 billion and total shareholders’ equity was $7.6 billion.

PartnerRe on the Internet: www.partnerre.com

Forward-looking statements contained in this press release are based on the Company’s assumptions and expectations concerning future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. PartnerRe’s forward-looking statements could be affected by numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe, or other large property and casualty losses, credit, interest, currency and other risks associated with the Company’s investment portfolio, adequacy of reserves, levels and pricing of new and renewal business achieved, changes in accounting policies, risks associated with implementing business strategies, and other factors identified in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information contained herein, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. The Company disclaims any obligation to publicly update or revise any forward-looking information or statements.

Contacts:	PartnerRe Ltd.	Sard Verbinnen & Co.
	(441) 292-0888	(212) 687-8080
	Investor Contact: Robin Sidders	Drew Brown/Jane Simmons
Media Contact: Celia Powell

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

PartnerRe Ltd.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(Expressed in thousands of U.S. dollars, except per share data)

(Unaudited)

	For the three months ended December 31, 2009 (1) (A)	For the three months ended December 31, 2008	For the year ended December 31, 2009 (1) (A)	For the year ended December 31, 2008
Revenues
Gross premiums written	$920,645	$752,169	$4,000,888	$4,028,248

Net premiums written	$904,440	$752,408	$3,948,704	$3,989,435
Decrease (increase) in unearned premiums	432,115	231,864	171,121	(61,411)

Net premiums earned	1,336,555	984,272	4,119,825	3,928,024
Net investment income	182,000	144,321	596,071	572,964
Net realized and unrealized investment gains (losses)	25,063	63,967	591,707	(531,360)
Net realized gain on purchase of capital efficient notes	—	—	88,427	—
Other income	5,986	7,946	22,312	10,335

Total revenues	1,549,604	1,200,506	5,418,342	3,979,963

Expenses
Losses and loss expenses and life policy benefits	743,271	718,871	2,295,296	2,609,220
Acquisition costs	271,081	233,660	885,214	898,882
Other operating expenses	146,522	89,053	430,808	365,009
Interest expense	6,657	12,541	28,301	51,228
Amortization of intangible assets	(6,133)	—	(6,133)	—
Net foreign exchange (gains) losses	(4,046)	(14,041)	1,464	(6,221)

Total expenses	1,157,352	1,040,084	3,634,950	3,918,118

Income before taxes and interest in earnings (losses) of equity investments	392,252	160,422	1,783,392	61,845
Income tax expense	51,892	59,910	262,090	9,705
Interest in earnings (losses) of equity investments	14,000	(5,222)	15,552	(5,573)

Net income	$354,360	$95,290	$1,536,854	$46,567

Preferred dividends	$8,631	$8,631	$34,525	$34,525

Operating earnings available to common shareholders	$315,049	$53,931	$932,146	$469,304

Comprehensive income (loss), net of tax	$367,959	$(45,437)	$1,598,973	$(113,914)

Per Share Data:
Earnings per common share:
Basic operating earnings	$3.95	$0.97	$14.85	$8.64
Net realized and unrealized investment gains (losses), net of tax	0.22	0.68	7.91	(8.35)
Net realized gain on purchase of capital efficient notes, net of tax	—	—	0.91	—
Interest in earnings (losses) of equity investments, net of tax	0.17	(0.09)	0.26	(0.07)

Basic net income	$4.34	$1.56	$23.93	$0.22

Weighted average number of common shares outstanding	79,702.2	55,521.6	62,786.2	54,347.1

Diluted operating earnings (1)	$3.87	$0.95	$14.59	$8.43
Net realized and unrealized investment gains (losses), net of tax	0.22	0.67	7.78	(8.15)
Net realized gain on purchase of capital efficient notes, net of tax	—	—	0.89	—
Interest in earnings (losses) of equity investments, net of tax	0.16	(0.09)	0.25	(0.06)

Diluted net income	$4.25	$1.53	$23.51	$0.22

Weighted average number of common and common share equivalents outstanding	81,441.2	56,602.1	63,890.6	55,639.6

(1) Income before taxes and interest in earnings (losses) of equity investments includes $58.3 million and $76.8 million of expenses related to the acquisition of Paris Re for the three months ended and year ended December 31, 2009, respectively.

(A) The Company’s results for the three months ended and year ended December 31, 2009 include the results of Paris Re from October 2, 2009, the date of acquisition.

PartnerRe Ltd.

Consolidated Balance Sheets

(Expressed in thousands of U.S. dollars, except per share and parenthetical share and per share data)

(Unaudited)

	December 31, 2009	December 31, 2008
Assets
Investments:
Fixed maturities, trading securities, at fair value	$14,143,093	$10,181,995
Short-term investments, trading securities, at fair value	137,346	117,091
Equities, trading securities, at fair value	795,539	512,812
Other invested assets	225,532	74,493

Total investments	15,301,510	10,886,391
Funds held—directly managed, at fair value	2,124,826	—
Cash and cash equivalents, at fair value, which approximates amortized cost	738,309	838,280
Accrued investment income	218,739	169,103
Reinsurance balances receivable	2,249,181	1,719,694
Reinsurance recoverable on paid and unpaid losses	367,453	153,594
Funds held by reinsured companies	938,039	786,422
Deferred acquisition costs	614,857	617,121
Deposit assets	313,798	342,132
Net tax assets	79,044	215,703
Goodwill	455,533	429,519
Intangible assets	247,269	—
Other assets	83,986	121,361

Total assets	$23,732,544	$16,279,320

Liabilities
Unpaid losses and loss expenses	$10,811,483	$7,510,666
Policy benefits for life and annuity contracts	1,615,193	1,432,015
Unearned premiums	1,706,816	1,273,787
Other reinsurance balances payable	426,091	209,007
Deposit liabilities	330,015	362,485
Net tax liabilities	444,789	219,679
Accounts payable, accrued expenses and other	231,441	164,968
Current portion of long-term debt	200,000	200,000
Long-term debt	—	200,000
Debt related to senior notes	250,000	250,000
Debt related to capital efficient notes	70,989	257,605

Total liabilities	16,086,817	12,080,212

Shareholders’ Equity
Common shares (par value $1.00, issued: 2009, 82,585,707; 2008, 57,748,507)	82,586	57,749
Series C cumulative preferred shares (par value $1.00, issued and outstanding:
2009 and 2008, 11,600,000; aggregate liquidation preference: 2009 and 2008, $290,000,000)	11,600	11,600
Series D cumulative preferred shares (par value $1.00, issued and outstanding:
2009 and 2008, 9,200,000; aggregate liquidation preference: 2009 and 2008, $230,000,000)	9,200	9,200
Additional paid-in capital	3,357,004	1,465,688
Accumulated other comprehensive income:
Currency translation adjustment	82,843	34,888
Other accumulated comprehensive income (loss)	2,084	(12,080)
Retained earnings	4,100,782	2,729,662
Common shares held in treasury, at cost (2009, 5,000; 2008, 1,295,173)	(372)	(97,599)

Total shareholders’ equity	7,645,727	4,199,108

Total liabilities and shareholders’ equity	$23,732,544	$16,279,320

Shareholders’ Equity Per Common Share (excluding cumulative preferred shares: 2009 and 2008, $520,000,000)	$86.29	$65.17

Diluted Book Value Per Common and Common Share Equivalents Outstanding (assuming exercise of all stock-based awards)	$84.51	$63.95

Number of Common and Common Share Equivalents Outstanding	84,319.7	57,533.9

PartnerRe Ltd.

Segment Information

(in millions of U.S. dollars)

(Unaudited)

For the three months ended December 31, 2009

	U.S.	Global (Non-U.S.) P&C	Global (Non-U.S.) Specialty	Catastrophe	Paris Re(A)	Total Non-life Segment	Life Segment	Corporate and Other	Total

Gross premiums written	$229	$103	$227	$12	$193	$764	$157	$—	$921
Net premiums written	$229	$103	$225	$12	$178	$747	$157	$—	$904
Decrease in unearned premiums	62	87	38	103	134	424	7	2	433

Net premiums earned	$291	$190	$263	$115	$312	$1,171	$164	$2	$1,337
Losses and loss expenses and life policy benefits	(162)	(99)	(144)	(3)	(208)	(616)	(127)	—	(743)
Acquisition costs	(78)	(47)	(61)	(9)	(46)	(241)	(30)	—	(271)

Technical result	$51	$44	$58	$103	$58	$314	$7	$2	$323

Other income						4	—	2	6
Other operating expenses						(83)	(13)	(51)	(147)

Underwriting result						$235	$(6)	n/a	$182

Net investment income							16	166	182

Allocated underwriting result (1)							$10	n/a	n/a

Net realized and unrealized investment gains								25	25
Interest expense								(7)	(7)
Amortization of intangible assets								6	6
Net foreign exchange gains								4	4
Income tax expense								(52)	(52)
Interest in earnings of equity investments								14	14

Net income								n/a	$354

Loss ratio (2)	55.7%	52.3%	54.6%	3.1%	66.7%	52.7%
Acquisition ratio (3)	26.7	24.7	23.4	7.6	14.7	20.5

Technical ratio (4)	82.4%	77.0%	78.0%	10.7%	81.4%	73.2%
Other operating expense ratio (5)						7.1

Combined ratio (6)						80.3%

For the three months ended December 31, 2008

	U.S.	Global (Non-U.S.) P&C	Global (Non-U.S.) Specialty	Catastrophe	Total Non-life Segment	Life Segment	Corporate and Other	Total

Gross premiums written	$223	$123	$252	$23	$621	$130	$1	$752
Net premiums written	$223	$123	$251	$23	$620	$131	$1	$752
Decrease in unearned premiums	38	92	15	79	224	5	3	232

Net premiums earned	$261	$215	$266	$102	$844	$136	$4	$984
Losses and loss expenses and life policy benefits	(202)	(122)	(245)	(34)	(603)	(116)	—	(719)
Acquisition costs	(63)	(51)	(80)	(10)	(204)	(29)	—	(233)

Technical result	$(4)	$42	$(59)	$58	$37	$(9)	$4	$32

Other income					6	—	2	8
Other operating expenses					(56)	(11)	(22)	(89)

Underwriting result					$(13)	$(20)	n/a	$(49)
Net investment income						16	128	144

Allocated underwriting result (1)						$(4)	n/a	n/a

Net realized and unrealized investment gains							64	64
Interest expense							(13)	(13)
Net foreign exchange gains							14	14
Income tax expense							(60)	(60)
Interest in losses of equity investments							(5)	(5)

Net income							n/a	$95

Loss ratio (2)	77.3%	56.6%	92.0%	33.4%	71.3%
Acquisition ratio (3)	24.5	23.8	30.1	9.4	24.3

Technical ratio (4)	101.8%	80.4%	122.1%	42.8%	95.6%
Other operating expense ratio (5)					6.6

Combined ratio (6)					102.2%

(1)	Allocated underwriting result is defined as net premiums earned, other income or loss and allocated net investment income less life policy benefits, acquisition costs and other operating expenses.
(2)	Loss ratio is obtained by dividing losses and loss expenses by net premiums earned.
(3)	Acquisition ratio is obtained by dividing acquisition costs by net premiums earned.
(4)	Technical ratio is defined as the sum of the loss ratio and the acquisition ratio.
(5)	Other operating expense ratio is obtained by dividing other operating expenses by net premiums earned.
(6)	Combined ratio is defined as the sum of the technical ratio and the other operating expense ratio.

(A)	The Company’s results for the three months ended and year ended December 31, 2009 include the results of Paris Re from October 2, 2009, the date of acquisition.

PartnerRe Ltd.

Segment Information

(in millions of U.S. dollars)

(Unaudited)

For the year ended December 31, 2009

	U.S.	Global (Non-U.S.) P&C	Global (Non-U.S.) Specialty	Catastrophe	Paris Re (A)	Total Non-life Segment	Life Segment	Corporate and Other	Total

Gross premiums written	$1,069	$646	$1,102	$388	$193	$3,398	$595	$8	$4,001

Net premiums written	$1,070	$644	$1,071	$388	$178	$3,351	$591	$7	$3,949
Decrease (increase) in unearned premiums	33	24	(34)	17	134	174	(4)	1	171

Net premiums earned	$1,103	$668	$1,037	$405	$312	$3,525	$587	$8	$4,120
Losses and loss expenses and life policy benefits	(660)	(341)	(648)	(1)	(208)	(1,858)	(440)	2	(2,296)
Acquisition costs	(284)	(165)	(245)	(32)	(46)	(772)	(113)	—	(885)

Technical result	$159	$162	$144	$372	$58	$895	$34	$10	$939

Other income						13	2	7	22
Other operating expenses						(253)	(47)	(131)	(431)

Underwriting result						$655	$(11)	n/a	$530

Net investment income							62	534	596

Allocated underwriting result (1)							$51	n/a	n/a

Net realized and unrealized investment gains								591	591
Net realized gain on purchase of capital efficient notes								89	89
Interest expense								(28)	(28)
Amortization of intangible assets								6	6
Net foreign exchange losses								(1)	(1)
Income tax expense								(262)	(262)
Interest in earnings of equity investments								16	16

Net income								n/a	$1,537

Loss ratio (2)	59.8%	51.0%	62.5%	0.3%	66.7%	52.7%
Acquisition ratio (3)	25.8	24.7	23.6	8.0	14.7	21.9

Technical ratio (4)	85.6%	75.7%	86.1%	8.3%	81.4%	74.6%
Other operating expense ratio (5)						7.2

Combined ratio (6)						81.8%

For the year ended December 31, 2008

	U.S.	Global (Non-U.S.) P&C	Global (Non-U.S.) Specialty	Catastrophe	Total Non-life Segment	Life Segment	Corporate and Other	Total

Gross premiums written	$1,072	$769	$1,172	$413	$3,426	$584	$18	$4,028

Net premiums written	$1,064	$765	$1,150	$413	$3,392	$579	$18	$3,989
Decrease (increase) in unearned premiums	24	32	(104)	(10)	(58)	(3)	—	(61)

Net premiums earned	$1,088	$797	$1,046	$403	$3,334	$576	$18	$3,928
Losses and loss expenses and life policy benefits	(812)	(454)	(721)	(144)	(2,131)	(463)	(15)	(2,609)
Acquisition costs	(261)	(198)	(281)	(37)	(777)	(120)	(2)	(899)

Technical result	$15	$145	$44	$222	$426	$(7)	$1	$420

Other income					4	—	6	10
Other operating expenses					(231)	(43)	(91)	(365)

Underwriting result					$199	$(50)	n/a	$65

Net investment income						67	506	573

Allocated underwriting result (1)						$17	n/a	n/a

Net realized and unrealized investment losses							(531)	(531)
Interest expense							(51)	(51)
Net foreign exchange gains							6	6
Income tax expense							(10)	(10)
Interest in losses of equity investments							(5)	(5)

Net income							n/a	$47

Loss ratio (2)	74.6%	56.9%	69.0%	35.8%	63.9%
Acquisition ratio (3)	24.0	24.9	26.8	9.2	23.3

Technical ratio (4)	98.6%	81.8%	95.8%	45.0%	87.2%
Other operating expense ratio (5)					6.9

Combined ratio (6)					94.1%